Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Dril-Quip, Inc. of our report dated February 25, 2021 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in Dril-Quip’s Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

June 25, 2021

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